                                 EXHIBIT 99(b)

IMMEDIATE RELEASE

For more information, contact:

Daniel P. Buettin, Frontstep                     Sharon Sulc, Frontstep
Vice President and Chief Financial Officer       614-523-7037
614-523-7299                                     sharon.sulc@frontstep.com
dan.buettin@frontstep.com



       FRONTSTEP FINALIZES FINANCING AGREEMENT WITH PRINCIPAL SHAREHOLDERS

COLUMBUS, OHIO, March 8, 2002 - Frontstep, Inc. (Nasdaq: FSTP), a leading global provider of business software and services for manufacturers and distributors, today announced that it has executed the recently announced financing agreement with certain of its principal shareholders.

"We believed it was important to improve our balance sheet in these particularly tough economic times and are pleased with the financial support we have received from several of our principal shareholders," stated Stephen A. Sasser, president and chief executive officer. "It is a validation of our strategy and a positive sign of their support. We now look forward to continuing the advancement of our business."

On March 7, 2002, the Company executed the financing agreement previously announced on February 14, 2002. Under the agreement, preferred shareholders including Fallen Angel Equity Fund and entities affiliated with Morgan Stanley Dean Witter and Co., and directors of the Company, Lawrence J. Fox and James A. Rutherford, agreed to provide an aggregate of $5.0 million to the Company for working capital needs. The Company has received an initial $1.5 million of this financing in exchange for unsecured subordinated notes and warrants for 600,000 common shares exercisable at $0.01 per share.

The Company expects to receive the remaining $3.5 million from the same investors after shareholder approval has been obtained for the convertible note financing. The Company expects to obtain this approval prior to the end of June 2002. Subject to such approval, all of the notes, including the initial notes for $1.5 million, will be convertible into common shares of the Company at a price per share equal to 80% of the market price per share at the time of the final closing. The initial notes for $1.5 million are due in May 2004, but are subject to early redemption at the option of the holders if shareholders do not approve the convertible note financing.


                                    - more -

FRONTSTEP FINALIZES FINANCING AGREEMENT WITH PRINCIPAL SHAREHOLDERS       PAGE 2


ABOUT FRONTSTEP

Frontstep is a leading global provider of software and services for discrete, to-order manufacturers. With more than 20 years of experience, Frontstep helps manufacturers create and implement solutions - including extended ERP, customer relationship management, and supply chain management - that streamline and simplify business processes and operations. Through these innovative and practical solutions, manufacturers can respond faster and better to customers' demands for quality products and services.

Frontstep, formerly Symix, is headquartered in Columbus, Ohio and has more than 4,400 customer sites and 28 offices worldwide. For more information visit www.frontstep.com.

                                       ###

Safe Harbor under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements that are not historical facts and involve risks and uncertainties that could cause actual results to vary materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, failure to obtain shareholder approval for the proposed issuance of the convertible notes, failure to consummate the agreement with the investors as discussed above, and other factors detailed in Frontstep's filings with the Securities and Exchange Commission. We undertake no obligation to revise or update or publicly release the results of any revision or update to these forward-looking statements.

Frontstep is a trademark of Frontstep Solutions Group, Inc. All other trademarks mentioned are the property of their respective owners.